Exhibit 1.17

Amendment to Equity Distribution Agreement

Dated as of April 5, 2019

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Reference is hereby made to the Equity Distribution Agreement dated November 16, 2012, as amended on July 21, 2014 and March 17, 2015 (the “Agreement”), among Hudson Pacific Properties, Inc., a Maryland corporation (the “Company”), Hudson Pacific Properties, L.P., a Maryland limited partnership (the “Operating Partnership”), and Wells Fargo Securities, LLC (the “Agent”). Capitalized terms used herein and not defined have the respective meanings set forth in the Agreement.

The Agreement contemplates the offering and sale of Securities pursuant to the Company’s registration statement on Form S-3 (File No. 333-223692). The Company has filed with the Commission (i) an automatic shelf registration statement on Form S-3 (File No. 333-223692) relating to, among other things, the Company’s Common Stock (which new registration statement became effective upon the filing thereof with the Commission on March 15, 2018) and (ii) a prospectus supplement dated April 5, 2019 relating to the Securities and an accompanying prospectus dated March 15, 2018.

The parties hereto hereby agree that, from and after the date hereof:

1. The second paragraph of Section 1 of the Agreement shall be replaced in its entirety with the following:

“The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-223692), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Agent, for use by the Agent, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below)

subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.”

2. Section 5(a)(5) of the Agreement shall be replaced in its entirety with the following:

(5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly distributions in amounts per share or per unit that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by either of the Transaction Entities on any class of its capital stock, the common units of limited partner interest in the Operating Partnership (the “Common Units”), the Series A preferred units of limited partner interest in the Operating Partnership (the “Preferred Units”) or any other form of ownership interests. The Preferred Units and the Common Units are hereinafter collectively referred to as the “Units.”

3. The following shall be added as a new Section 5(a)(44) of the Agreement:

(44) Cybersecurity. (A) To the knowledge of the Transaction Entities, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Transaction Entities’ or their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective tenants, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Transaction Entities and their respective subsidiaries, and any such data processed or stored by third parties on behalf of the Transaction Entities and their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Transaction Entities nor their respective subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Transaction Entities and their respective subsidiaries have implemented controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (A) and (B), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not, individually or in the aggregate, have a Material Adverse Effect, or with respect to clause (C), where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. The Transaction Entities and their respective subsidiaries are in material compliance with all applicable laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

4. The following definition shall be added to Section 19 of the Agreement:

“Properties” means the properties described in the Prospectus as owned or leased by the Company or its subsidiaries.

5. The following shall be added as a new Section 22 of the Agreement:

SECTION 22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that the Agent or any Alternative Placement Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent or any Alternative Placement Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Agent or any Alternative Placement Agent that is a Covered Entity or a BHC Act Affiliate of the Agent or any Alternative Placement Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent or such Alternative Placement Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 12: (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

The parties hereto hereby further agree that the Agreement, as amended hereby, shall remain in full force and effect.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Operating Partnership a counterpart hereof, whereupon this agreement, along with all counterparts, will become a binding agreement between the Agent, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

HUDSON PACIFIC PROPERTIES, INC.

By:	/s/ Mark T. Lammas
Name: Mark T. Lammas
Title: Chief Financial Officer

HUDSON PACIFIC PROPERTIES, L.P.

By:	Hudson Pacific Properties, Inc., as the General Partner

	By:	/s/ Mark T. Lammas
Name: Mark T. Lammas
Title: Chief Financial Officer

[Amendment to Equity Distribution Agreement—Wells Fargo Securities, LLC]

Accepted:

WELLS FARGO SECURITIES, LLC

By:	/s/ Richard Tobin
Authorized Representative
Richard Tobin
Managing Director

[Amendment to Equity Distribution Agreement—Wells Fargo Securities, LLC]